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Exhibit 99.5

                  AGREEMENT TO TERMINATE SHAREHOLDERS AGREEMENT
                        ADVANCED RECOVERY SOLUTIONS, INC.


THIS AGREEMENT, made on February 26, 2003 by and between Geoffrey Perry, 14 Crab Apple Lane, Franklin, Massachusetts, (Perry), Carol Dancer, 26 Cynthia Lane, Attleboro, Massachusetts (Dancer), Total Recycling Services, Inc., a New Jersey Corporation with offices at 730 Grand Avenue, Ridgefield, New Jersey, (TRS), and Advanced Recovery Solutions, Inc. a Delaware corporation with offices at 730 Grand Avenue, Ridgefield, New Jersey, (ARS).

                               W I T N E S S E T H

WHEREAS, Perry, Dancer and TRS are the sole shareholders of the corporation, owning respectively 80, 20, and 100 shares. As used in this agreement, the term "shares" shall mean all shares of the common stock, zero par value, of the corporation now owned or later in any manner acquired by the parties; and

WHEREAS, on or about September 19, 2001, the shareholders became parties to, and to subject their shares of stock in the corporation to, a shareholders' agreement; and

WHEREAS, Perry, Dancer and TRS intend to sell their shares to Whitewing Environmental Corp., which will become the sole shareholder of ARS after closing;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1. Shareholders Agreement dated on or about September 19, 2001 and any amendments thereto are hereby terminated pursuant to section 11.1 thereof and shall be of no further force or effect.

         The undersigned parties have executed this agreement the day and year first above written.

                                           ADVANCED RECOVERY SOLUTIONS, INC.

/s/ Thomas A. Cattani                      By:  /S/ Geoffrey Perry
-----------------------------------        -------------------------------------
Thomas A. Cattani, Secretary               Geoffrey Perry,  President



/s/ Carol Dancer                           By:  /s/ Geoffrey Perry
-----------------------------------        -------------------------------------
Carol Dancer                               Geoffrey Perry

                                           TOTAL RECYCLING SERVICES

Thomas A. Cattani                          By:  /s/ Andrew V. Latham, Jr.
-----------------------------------        -------------------------------------
Thomas A. Cattani, Asst. Secretary         Andrew V. Latham Jr., President